EXHIBIT 23


              INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in Registration Statement Numbers 2-99763, 33-16985 and 33-
20785 of Datron Systems Incorporated on Form S-8 of our reports dated May 12, 1999, appearing in and incorporated by reference in the Annual Report on Form
10-K of Datron Systems Incorporated for the year ended
March 31, 1999.


DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
San Diego, California
June 23, 1999